UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported)  March 8, 2005
                                                           -------------
                              SNOCONE SYSTEMS INC.
                              --------------------
             (Exact name of registrant as specified in its charter)

       Nevada                        0-33519                   98-0360989
--------------------                 -------                 -------------
(State or other jurisdiction  (Commission File Number)       (IRS Employer
   of  incorporation)                                     Identification No.)

                             1555 East Flamingo Road
                                    Suite 440
                             Las Vegas Nevada 89119
                             ----------------------
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code     (604) 601-2181
       --------------------------------------------------     --------------
   (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section  8  -  Other  Events

          Item  8.01  Other  Events

The Company has reinstated shares previously voluntarily cancelled for no consideration, by certain shareholders, totaling 15,596,400. On October 29, 2004, the Company announced the cancellation of 30% of the Company's issued and outstanding common stock in the amount of 15,596,400 shares. These shares were owned by management, affiliated entities, and other shareholders. These shares were reinstated by the Company prior to the reverse stock split. Following the reinstatement, the number of issued and outstanding shares in the Company will total 50,807,246. Following the Company's reverse split, the Company will have issued and outstanding shares of 10,161,449. The 15,596,400 shares will be 3,119,280 shares after the reverse stock split. To help facilitate the Who's Your Daddy transaction, 3,000,000 of these shares will be placed in escrow, and will be delivered to the management and shareholders of Who's Your Daddy on an earn out basis, based upon the future performance of the Company.

                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SNOCONE SYSTEMS INC.
                                        --------------------

Date:  March  21,  2005                 /s/  Vivian Kane
                                        ----------------
                                        Vivian  Kane,  President